EXHIBIT 10.1




State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110


February 22, 2002


Mr. Michael Umana
Chief Financial Officer
Saucony, Inc.
13 Centennial Drive
Peabody, MA 01960

RE: Amendment to Revolving Credit Agreement dated August 31, 1998 by and between State Street Bank and Trust Company (the "Bank"), as lender, and Saucony, Inc. ("Saucony"), as borrower (the "Credit Agreement").

Dear Michael:

This letter is to confirm that the Termination Date (as defined in Section 1.1 of the Credit Agreement) shall be extended until March 31, 2002.

In  addition,  the  reference  to "twenty  million  United  States  Dollars  (US
$20,000,000)" in section 2.1 of the Credit Agreement shall be deleted and replaced with "fifteen million United States Dollars (US $15,000,000)."

In order to induce the Bank to enter into this Letter Agreement, Saucony hereby represents and warrants that (a) no Default or Event of Default under the Credit Agreement exists on the date hereof after giving effect to this Letter Agreement (other than an Event of Default arising from Saucony's non-compliance with Section 7.5 of the Credit Agreement solely with respect to Saucony's fiscal quarter ending December 31, 2001) and (b) all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof after giving effect to this Letter Agreement, with the same effect as if those representations and warranties had been made on and as of the date hereof (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

To the extent not otherwise set forth herein, Saucony hereby remises, releases, acquits, satisfies and forever discharges the Bank, its agents, employers, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of the Bank, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now have or can, shall or may at any time have against the Bank, its agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Bank ("Releases"), for, upoon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, Saucony waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have against the Releasees as of the date hereof.

This Letter Agreement is limited as specified and shall not constitute a modification, amendment or waiver of any provisions of the Credit Agreement (other than as expressly provided for herein) or constitute a course of dealing between the parties.

This Letter Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterpart when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

This Letter Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

From and after the date hereof, all references to the Credit Agreement shall be deemed to be references to the Letter Agreement as modified hereby.

Saucony agrees that the Credit Agreement and all documents executed in connection therewith or pursuant thereto remain in full force and effect after giving effect to this letter amendment to Credit Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning the duplicate copy of this letter agreement enclosed herewith.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:  /s/ Jacqueline Kuss 2/22/02
Name:  Jacqueline Kuss
Title:  Vice President

ACCEPTED AND AGREED:

SAUCONY, INC.

By:  /s/ Michael Umana
Name:  Michael Umana
Title:  Chief Financial Officer